UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): [February 17, 2011]
Artfest International, Inc.
(Exact Name of registrant as specified in charter)

Nevada	000-49676	30- 0177020
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Artfest Expo Center
13300Branch View Lane,
Dallas, TX 75234
(Address of Principal Executive Offices, Including Zip Code)

(877) 278-6672
(Registrant's Telephone Number, Including Area Code)

13342 Midway Road, Suite 250
Dallas, TX 75244
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposal of Assets

On November 15, 2010, the Company executed a Stock Purchase Agreement to purchase 8,549,198 shares of common stock of PBS Holding, Inc. (“PBHG”) from Rick Matthews, an individual. The sale of PBHG stock was completed on November 15, 2010. The consideration for the PBHG shares consist of $48,000.00 payable as follows: (i) $25,000.00 in secured funds by certified payment, wire or cash to Seller;and (ii)$15,000.00 in secured funds by certified payment, wire or cash toTuggey Rosenthal PauersteinSandoloskiAgather, LLP.  As a result of the referenced purchase,Artfest International, Inc.became the majority shareholder of PBS Holding, Inc.The Agreement was concluded with the Bill of Sale and Assumption Agreement, dated February 17, 2011, after PBHG complied with the purchase requirements.  A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated into this Form 8-K by reference.A copy of the Bill of Sale and Assumption Agreementis attached as Exhibit 2.2 hereto and incorporated into this Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artfest International, Inc.

Date: March 30, 2011	By:/s/ Edward Vakser
Edward Vasker,
Chief Executive Officer

/s/Scott Tassan
Scott Tassan
Vice President andTreasurer

Item 9.01	Financial Statements and Exhibits

Exhibits:

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement dated November 15, 2010 between Artfest International, Inc. and Rick Matthews
2.2	Bill of Sale and Assumption Agreement dated February 17, 2011